                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

                              WESTECH CAPITAL CORP.
                              ---------------------
               Name of the Registrant as Specified In Its Charter


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:
         COMMON STOCK, PAR VALUE $.001 PER SHARE

2.       Aggregate number of securities to which transaction applies:
         12,661,343

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.       Proposed maximum aggregate value of transaction:


5.       Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:
         ......................................................................

2.       Form, Schedule or Registration Statement No.:
         ......................................................................

3.       Filing Party:
         ......................................................................

4.       Date Filed:
         ......................................................................

                              WESTECH CAPITAL CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 19, 2001



Dear Westech Stockholder:

         You are cordially invited to join us at the 2001 Annual Meeting of Stockholders to be held at our corporate offices located at 2700 Via Fortuna, Suite 400, Austin, Texas at four o'clock p.m., CST, on June 19, 2001. The annual meeting is being held for the following purposes:

         1.       To elect four (4) directors;

         2. To consider and vote upon a proposal to authorize an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split of our common stock;

         3.       To ratify KPMG LLP as independent auditors of our company; and

         4. To transact such other business that may properly come before the meeting.

         Enclosed with this proxy statement are your voting instructions and the annual report. Stockholders of record at the close of business on May 22, 2001, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

         We know that it is not practical for most stockholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. We are pleased to offer you the option of voting by mail for designating the proxies and indicating your voting preferences. To do so, you may simply complete, sign, date and return by mail the enclosed proxy card.

         In response to the SEC's recent emphasis on clear and simple communications to stockholders and investors, we have drafted our proxy statement in "plain English." We hope you like this simplified format and welcome your comments.

         I would like to take this opportunity to remind you that your vote is important.

         By Order of the Board of Directors,

         Charles H. Mayer
         President and Chief Operating Officer


         May 30, 2001
         Austin, Texas

                                Table of Contents


                                                                           Page
                                                                           ----

                                Table of Contents


Questions and Answers.........................................................1
Election of Directors.........................................................6
Executive Officers............................................................8
Audit Committee Report........................................................9
Compensation Committee Report on Executive Compensation.......................9
Executive Officer Compensation...............................................13
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option
  Values.....................................................................15
Westech Capital Corp. 1999 Stock Option Plan.................................15
Security Ownership of Certain Beneficial Owners and Management...............17
Certain Relationships and Related Transactions...............................18
Reincorporation in Delaware..................................................20
Amendment to Certificate of Incorporation to Effect Ten-For-One Reverse Stock
  Split......................................................................22
Selection of Independent Auditors............................................25
Stockholder Proposals and Nominations for the 2002 Annual Meeting............26
Other Business...............................................................26
Annual Report................................................................26
Delivery of Documents to Stockholders Sharing an Address.....................26



------------------

Annex I                    Audit Committee Charter
Annex II                   Amendment to the Certificate of Incorporation

                              QUESTIONS AND ANSWERS


         Q:       WHAT AM I VOTING ON?

         A: Three proposals. Item numbers refer to item numbers on the proxy card.

                  Item 1 To elect four (4) directors;

                  Item 2 To consider and vote upon a proposal to authorize an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split of our common stock;

                  Item 3 To ratify KPMG LLP as independent auditors of the
                         company; and

                  Item 4 To transact such other business that may properly come before the meeting.

         Q:       WHO CAN VOTE?

         A: All stockholders of record at the close of business on May 22, 2001 are entitled to vote. Holders of our common stock are entitled to one vote per share. Fractional shares may not be voted. All shares of common stock will vote together as one class.

         Q:       WHO CAN ATTEND THE MEETING?

         A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

         Q:       HOW DO I VOTE?

         A: You may vote by mail by completing, dating and mailing the proxy card. If you vote by mail, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. You may also vote in person by attending the meeting and casting your vote.

         Q:       WHAT HAPPENS IF I DO NOT INDICATE MY PREFERENCE FOR ONE OF THE
                  ITEMS?

         A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for director (Item 1). If you leave Item 2 blank, the proxies will vote FOR the approval of the an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split of our common stock (Item 2). If you leave Item 3 blank, the proxies will vote FOR ratification of the appointment of KPMG LLP as the independent auditors (Item 3).

         Q:       WHAT IF I VOTE AND THEN CHANGE MY MIND?

         A: You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

         Q:       WHAT CONSTITUTES A QUORUM?

         A: As of the record date, May 22, 2001, there were 12,661,343 shares of common stock issued and outstanding. Each share is entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

         Q:       IS MY VOTE CONFIDENTIAL?

         A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect our interests and our stockholders. Generally, only the inspectors of election processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.

         Q:       WHO WILL COUNT THE VOTES AND HOW ARE THE VOTES TREATED?

         A: Our employees will tabulate the votes and act as the inspectors of election. Our employees will not be paid any additional compensation for tabulating the votes or for acting as the inspectors of election. They will treat shares represented by proxies that abstain as shares that are present and entitled to vote when determining if a quorum exists and when determining the outcome of any matter voted upon by the stockholders.

                  The inspectors of election will consider shares held by brokers or nominees as shares that are present and entitled to vote when determining the presence of a quorum. These brokers and nominees do not have instructions from the beneficial owners on how to vote the shares and do not have discretionary power to decide how to vote the shares.

                  The inspector will not treat the brokers' or nominees' shares as present or entitled to vote on outcome determinative matters which the brokers or nominees do not have discretionary power to vote. However, those shares are considered for quorum purposes and may be entitled to vote on other matters.

         Q:       WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

         A: The shares listed on the proxy card we sent to you represent all the shares of common stock held in your name (as distinguished from those held in "street" name). You will receive a separate card or cards from your broker if you hold shares in "street" name.

         Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         A: It indicates that your shares are held in more than one account, such as two brokerage accounts that are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Corporate Stock Transfer, at
                  (303) 282-4800.

         Q:       WHAT ARE THE COSTS ASSOCIATED WITH THIS PROXY SOLICITATION?

         A: We did not retain any outside assistance to solicit proxies from our stockholders. Some of our officers and other employees may solicit proxies personally, by telephone and by mail, but such officers and employees will not receive any additional consideration for such activities. In addition to the costs of printing and mailing the proxy statements, we will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

         Q:       WHOM CAN I CALL WITH ANY QUESTIONS?

         A:       You may call our transfer agent, Corporate Stock Transfer, at
                  (303) 282-4800.

                              WESTECH CAPITAL CORP.

                           ANNUAL STOCKHOLDERS MEETING
                                 PROXY STATEMENT

                        DATE:  June 19, 2001

                        TIME:  4 p.m., CST

                       PLACE:  2700 Via Fortuna, Suite 400
                               Austin, Texas  78746

          FIRST MAILING DATE:  We anticipate first mailing this proxy statement on May 30, 2001

                 RECORD DATE:  5:00 p.m., CST, May 22, 2001. If you were a
                               stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 12,661,343 shares of our common stock outstanding.

                      AGENDA:  1.    To elect four (4) directors;

                               2. To consider and vote upon a proposal to authorize an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split of our common stock;

                               3. To ratify KPMG LLP as independent auditors of our company; and

                               4. To transact such other business that may properly come before the meeting.

                     PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the board's nominees and "FOR" agenda Items 2 and 3. The board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the board or proxy holders will vote for a person whom they believe will carry on our present policies.

                       BOARD
             RECOMMENDATIONS:  YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN
                               FAVOR OF:

                               1.    THE ELECTION OF THE FOUR NOMINATED
                                     DIRECTORS;

                               2.    AUTHORIZATION OF THE AMENDMENT TO THE
                                     COMPANY'S CERTIFICATE OF INCORPORATION TO
                                     EFFECT A TEN-FOR-ONE REVERSE STOCK SPLIT OF
                                     THE COMPANY'S COMMON STOCK; AND

                               3.    RATIFICATION OF THE APPOINTMENT OF KPMG
                                     LLP.

                     PROXIES
                SOLICITED BY:  The board of directors.

                    REVOKING
                  YOUR PROXY:  You may revoke your proxy before it is voted at the meeting. To revoke, either write to us and make sure we receive your letter 2 business days prior to the date of the meeting, vote again via mail and make sure we receive your vote 2 business days prior to the date of the meeting, or attend the meeting and cast your vote in person. Your last vote will be the vote that is counted.

                        YOUR
                    COMMENTS:  Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

IF YOU PLAN TO ATTEND:

PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS. IF YOU WISH TO ATTEND, PLEASE INDICATE YOUR WISH BY CHECKING THE BOX THAT APPEARS ON THE PROXY CARD. "STREET NAME" HOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                       PLEASE VOTE -YOUR VOTE IS IMPORTANT

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD, AND THEN VOTE BY FILLING OUT, SIGNING AND DATING THE PROXY CARD AND RETURNING IT BY MAIL. PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)


         This section gives biographical information about our directors and describes their membership on board committees, their attendance at meetings and their compensation.

         GENERAL

         The number of directors constituting the whole board of directors is four. The board of directors has selected all four of the current directors as nominees for re-election. The term of office for each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

         All nominees have consented to serve as directors. The board of directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the board of directors may either reduce the size of the board or designate a substitute.

         REQUIRED VOTE

         If a quorum is present and voting, nominees who receive votes equal to a plurality of the shares of stock represented at the meeting will be elected. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the four nominees listed below. If a substitute nominee is named, the proxies will vote for the election of the substitute. Abstentions will have no effect on the election of the directors.

         The board of directors recommends that you vote FOR each of the four nominated directors.

         NOMINEES

         The name and certain information related to each nominee is set forth below:

         Name of Nominee                    Age                       Title
         ---------------                    ---               ---------------------------
         John J. Gorman                     41                Director, Chairman and Chief Executive Officer
         Charles H. Mayer                   53                Director, President and Chief Operating Officer
         Barry A. Williamson                43                Director
         Clark N. Wilson                    44                Director

         The information includes the age of each nominee as of the date of the meeting.

         JOHN J. GORMAN. Mr. Gorman became our Chairman of the board of directors and Chief Executive Officer in August 1999. He has been the Chairman and Chief Executive Officer of Tejas Securities since July 1997. Mr. Gorman has over 16 years of experience in the brokerage industry. Mr. Gorman became a principal of Tejas Securities on April 18, 1995. From 1988 until joining Tejas Securities, Mr. Gorman worked at APS Financial Inc., most recently as a Senior Vice President. Mr. Gorman served primarily in a broker capacity at APS Financial Inc., a broker-dealer in Austin, Texas. Mr. Gorman has held positions at APS Financial Inc., Landmark Group, Shearson Lehman and Dean Witter. In addition, Mr. Gorman serves on the board of Directors of Lincoln Heritage Corporation, a publicly traded company. Mr. Gorman is the nephew of Charles H. Mayer through marriage. Mr. Gorman received his B.B.A. from Southern Methodist University in 1983.

         CHARLES H. MAYER. Mr. Mayer joined us in September 1999 as the Chief Operating Officer and a Director. Mr. Mayer became our President in December 2000. From 1995 until he joined Tejas Securities, Mr. Mayer was self-employed and managed personal investments in a number of companies not related to the securities industry. From 1990 to 1995, Mr. Mayer was the Managing Director and Chief Information Officer with CS First Boston.

Other experience includes 21 years in senior positions with Morgan Stanley, Tech Partners, Salomon Brothers, Lehman Brothers and the Federal Reserve Bank of New York. Mr. Mayer earned a BBA and MBA from Seton Hall University.

         BARRY A. WILLIAMSON. Mr. Williamson became a Director in October 1999. Mr. Williamson was elected in 1992 as the 38th Texas Railroad Commissioner and served from January 1993 to January 1999. He served as the Commission's Chairman in 1995. During the late 1980's and early 1990's, Mr. Williamson served under the Bush administration at the U.S. Department of Interior as the Director of Minerals Management Service. Under President Bush, he managed mineral leases on the nation's 1.4 billion-acre continental shelf and oversaw an annual budget of almost $200 million. During the 1980's, Mr. Williamson served under the Reagan administration as a principle advisor to the U.S. Secretary of Energy in the creation and formation of a national energy policy. Mr. Williamson began his career with the firm of Turpin, Smith, Dyer & Saxe, and in 1985 established the Law Offices of Barry Williamson and founded an independent oil and gas company. Mr. Williamson graduated from the University of Arkansas with a B.A. in Political Science in 1979, and received his J.D. degree from the University of Arkansas Law School in 1982.

         CLARK N. WILSON. Mr. Wilson became a Director in October 1999. Mr. Wilson is the President and Chief Executive Officer of Clark Wilson Homes, Inc., a subsidiary of Capital Pacific Holdings. Previously, Mr. Wilson was the President of Doyle Wilson Homebuilder, Inc., serving in that position in 1992. Mr. Wilson served as Vice President of Doyle Wilson Homebuilder, Inc. from 1986 to 1992. Mr. Wilson took Doyle Wilson Homebuilder, Inc. through a turbulent market and formed Clark Wilson Acceptance Corporation in 1989 as a finance corporation, personally financing over $35,000,000 of construction loans for Doyle Wilson Homebuilder, Inc. Mr. Wilson has won numerous MAX awards between 1994 and 1998, including the MAX Award for Grand Builder of the Year and best Quality Project in 1994. Mr. Wilson is a Life Member of the National Association of Homebuilders Spike Club. Mr. Wilson attended Amarillo College and the University of Texas at Austin, and has nearly twenty-five years of experience in the homebuilding industry.

         NUMBER OF MEETINGS

         The board of directors met four times in 2000. Each director attended all of of the board meetings. On December 13, 2000, Jay Van Ert resigned as a member of our board of directors. On October 30, 2000, Joseph Moran resigned as a member of our board of directors.

         STOCK OPTION COMMITTEE

         The Stock Option Committee consists of Barry A. Williamson and Clark N. Wilson. The Stock Option Committee administers our stock option plan. See "Westech Capital Corp. 1999 Stock Option Plan." The Stock Option Committee was formed on October 15, 1999, and met four times in fiscal year 2000. Messrs. Williamson and Wilson each attended all of the Stock Option Committee meetings.

         AUDIT COMMITTEE

         The Audit Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Audit Committee met four times in fiscal year 2001. Messrs. Williamson and Wilson each attended all of the Audit Committee meetings. On May 18, 2001, the board of directors adopted a written charter for the Audit Committee. The Audit Committee's responsibilities include:

         o reviewing, with our independent auditors, our financial statements and internal accounting controls and the plans and results of the audit engagement;

         o        reviewing the independence of our independent auditors;

         o        reviewing the adequacy of our internal accounting controls;
                  and

         o fulfilling such other powers and duties as determined and delegated by the board of directors from time to time.

         COMPENSATION COMMITTEE

         The Compensation Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Compensation Committee met three times in fiscal year 2001. Messrs. Williamson and Wilson each attended all of the Compensation Committee meetings.

         NOMINATING COMMITTEE

         We do not have a nominating committee. All of the nominees for our board to be voted on at the 2001 annual meeting have been nominated by the board of directors.

         BOARD COMPENSATION

         As part of their incentive to join the board of directors, Mr. Wilson and Mr. Williamson were each provided with options to purchase 100,000 shares of common stock. The options are exercisable at $2.00 per share and expire on October 15, 2004. The options vest in three equal installments beginning on October 15, 1999. Currently no other directors receive any form of cash or non-cash compensation for fulfilling their roles on the board of directors.

                               EXECUTIVE OFFICERS


         Our management team consists of the following personnel, in addition to the directors who also serve as officers as described above.

         Name of Officer                    Age                        Title
         ---------------                    ---               --------------------------
         Robert E. Gillette                 35                Secretary
         Kurt J. Rechner                    40                Chief Financial Officer and Treasurer
         John F. Garber                     31                Director of Finance

         The information includes the age of each nominee as of the date of the meeting.

         ROBERT E. GILLETTE. Mr. Gillette became Secretary and Treasurer in January 2000. Mr. Gillette served as our Treasurer until September 2000. Mr. Gillette joined Tejas Securities in March 1998 as Senior Vice President and manager of the Atlanta branch office. Prior to joining Tejas Securities, Mr. Gillette was a Vice President at Marion Bass Securities from April 1996 to December 1997, a Vice President at Addison Securities from November 1994 to April 1996, a Vice President at the GMS Group from July 1994 to November 1994 and a Vice President at APS Financial Inc. from December 1993 to July 1994. Mr. Gillette graduated from the University of Georgia with a B.A. in Political Science in 1988 and received his J.D. degree with honors from the Atlanta Law School in 1993.

         KURT J. RECHNER, CPA, CFA. Mr. Rechner became our Chief Financial Officer in January 2000 and our Treasurer in September 2000. Mr. Rechner has spent the past nineteen years in the financial services industry. Prior to joining Tejas Securities, Mr. Rechner was employed from 1997 through 1999 as an Executive Vice President, Finance & Operations, CFO for Xerox Federal Credit Union. From May 1995 to 1997 Mr. Rechner was the Chief Executive Officer for Prism Capital Management, LLC, which managed a global fixed income hedge fund. From 1990 through May 1995, Mr. Rechner was the Senior Vice President of Accounting and Finance for Security Service Federal Credit Union. Mr. Rechner earned a B.S. in Business Administration from the University of Illinois in 1984 and an M.B.A. from Trinity University in 1985. Mr. Rechner also holds the professional designations of Certified Public Accountant and Chartered Financial Analyst.

         JOHN F. GARBER, CPA. Mr. Garber became our Director of Finance in August 1999. Mr. Garber joined Tejas Securities in October 1998 as Director of Finance. From April 1998 until joining Tejas Securities, Mr. Garber was employed as the Controller for Loewenbaum & Co. Inc., an Austin based broker-dealer. Prior to joining Loewenbaum & Co., Inc. in April 1998, he was employed by KPMG LLP from 1995 to 1998 as a supervising auditor in the financial assurance department. Mr. Garber graduated from the University of Florida in 1992 with a B.S.B.A. in Finance. Mr. Garber holds the professional designation of Certified Public Accountant.

                             AUDIT COMMITTEE REPORT


         THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL OR "FILED" OR INCORPORATED BY REFERENCE IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SUBJECT TO THE LIABILITIES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         The Audit Committee consists of Mr. Wilson and Mr. Williamson, each of whom is a member of the board of directors. Mr. Wilson qualifies as an "independent director" under Rule 4200 (a)(14) of the Marketplace Rules of the National Association of Securities Dealers. On November 1, 1999, we entered into a consulting agreement with Barry A. Williamson. The agreement calls for Mr. Williamson to provide us consulting services on a month to month basis at the rate of $12,500 per month. On June 30, 2000, the consulting agreement was amended to a rate of $6,250 per month. The agreement was terminated by mutual consent effective February 28, 2001.

         The committee is responsible for recommending, on an annual basis, the independent accountants to be hired by the board of directors as our auditor and our subsidiaries' auditors. The committee also reviews the arrangements for and the results of the auditor's examination of our books and records. The board has adopted a written charter which is included as Annex I to this proxy statement.

         During the current year, the committee met four times, and the committee chair, Mr. Wilson, as representative of the committee, discussed the interim financial information contained in each quarterly report with management. In addition, we discussed with KPMG LLP our March 2001 Quarterly Report on Form 10-Q prior to its filing with the Securities and Exchange Commission.

         The committee has discussed and reviewed with management our audited financial statements for the year ended December 31, 2000. The committee has received from KPMG LLP the information related to the matters required to be discussed by Statement on Auditing Standards No. 61 In the future, the committee plans on discussing with management and KPMG LLP all general accounting principles required under its written charter and relevant SEC rules.

         The committee has received and reviewed the required annual disclosures and the assertion from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence and the compatibility of non-audit services rendered by KPMG LLP with its independence.

         Based on these reviews and discussions, the committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2000, be included in our Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Clark N. Wilson, Chairman
Barry A. Williamson

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The following is a report of the Compensation Committee of our board of directors describing the compensation policies applicable to our executive officers during 2000. The Compensation Committee was formed in May 2000, and consists of Barry A. Williamson and Clark N. Wilson. The Compensation Committee met three times in fiscal year 2000.

         OVERALL OBJECTIVES:

         The Compensation Committee developed a compensation program for executives and key employees designed to meet the following goals:

         o Attracting, retaining and motivating highly qualified and committed executive officers;

         o Using the competitive employment marketplace as a guide to assessing and establishing compensation levels;

         o Determining total compensation to a meaningful degree by returns to our stockholders;

         o Exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, our current economic and business circumstances and prevailing conditions in the marketplace; and

         o Encouraging executive officers to obtain and retain an equity stake in our company.

         To meet these objectives, the Compensation Committee studied competitive compensation data and implemented the base salary and annual and long-term incentive programs discussed below.

         EXECUTIVE COMPENSATION GENERALLY

         Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives and how the executive might contribute to our future success and in certain circumstances the broker commissions earned by the executive. We also consider our financial performance and the compensation levels at other companies in the Austin market.

         CORPORATE PERFORMANCE AND TOTAL COMPENSATION

         Fiscal year 2000 ushered in a challenging new business environment, and we responded to the shifting market dynamics by introducing organizational changes intended to make us a stronger company and optimize long-term stockholder value. In May 2000, in an effort to streamline operations, increase revenues, reduce costs and bring staffing in line with current and anticipated requirements, we announced an internal realignment of our business operation. As a result of our business realignment, in December 2000, our then President, Jay
W. Van Ert resigned from that position and began to refocus his efforts on increasing our revenues in a sales position.

         On December 31, 2000, we had approximately 55 employees, a reduction of 35 employees from December 31, 1999. Of these employees, 39 work in sales, 4 in trading, 6 in research and investment banking and the remaining employees perform management and administrative functions. It is our goal to use the sales support functions that are currently in place to support additional sales staff. We believe that taking advantage of the infrastructure currently in place will allow an increase in productivity in the sales area with minimal additional support cost. During 2000, we reduced the number of redundant positions and eliminated a few revenue producing individuals in an effort to lower fixed costs. We believe these personnel changes, along with other restructuring efforts, will help further the achievement of our long term goals.

         During fiscal 2000, executive compensation consisted of four components: (a) salary; (b) bonus; (c) commissions; and (d) awards under our stock option plan.

         Salary

         In order to achieve our long term goals mentioned above, we reduced the base salaries of our executive officers. As a result of these reductions, these salaries were below the average base salaries for comparable positions within the Austin market.

         Bonus

         We structure our incentive bonuses to encourage achievement of our performance goals with additional cash compensation awards based directly on our performance. In 2000, we reduced quarterly bonus payments to administrative and management personnel.

         Commissions

         Several of our executive officers are also stockbrokers who actively trade securities for Tejas Securities, our primary operating subsidiary. As a result, these officers are paid commissions based upon the number and size of trades they make during the year. The executive officers, like the rest of our brokers, are paid commissions on a monthly basis.

         Stock Option Plan

         In October 1999, our board of directors adopted a stock option plan to strengthen our ability to attract, motivate, compensate and retain employees, directors and consultants by providing a means for such persons to acquire a proprietary interest in us and to participate in our growth through ownership of our common stock. The Stock Option Committee administers the stock option plan, provided, however, that the board of directors may also take all actions to administer the plan, including granting options. The Stock Option Committee recommended, and the board of directors approved, an award of options to selected executives under the stock option plan, based on the ability of such individuals to impact our long-term success. In 2000, we granted employees options to purchase an aggregate of 2,259,750 shares of common stock, of which 1,515,000 were issued under the 1999 Stock Option Plan. No stock options have been issued for the three months ended March 31, 2001.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         During fiscal year 2000, our chief executive officer was paid based on his earned broker commissions only and did not receive a base salary. This is the same as the compensation package for fiscal year 1999. For fiscal year 2000, our chief executive officer's total salary, bonus and commissions was $1,983,699, compared with a total of $5,850,050 in fiscal year 1999.

         TAX CODE CONCERNS

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the code are satisfied, other performance based compensation. At this time, we believe that the deduction disallowance prescribed by Section 162(m) does not apply to us.

         CONCLUSION

         Through the compensation programs described above, a significant portion of our compensation program is contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in higher variable compensation for a particular period.

         Members of the Compensation Committee:

         Barry A. Williamson, Chairman
         Clark N. Wilson

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity, other than our subsidiaries, of which an executive officer served on our Compensation Committee or board of directors.

         [STOCK PERFORMANCE LINE GRAPH]

                         EXECUTIVE OFFICER COMPENSATION


         The following table sets forth information concerning compensation of our chief executive officer and other highly compensated executive officers whose salary and bonuses exceeded $100,000 for the year ended December 31, 2000, the "named executive officers."

          NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)   BONUS   FORGIVEN DEBT      COMMISSIONS(2)
         ----------------------------       ----    --------   -------  -------------      -------------
         John J. Gorman                     2000   $       0   $      0       $      0        $ 1,983,699
           Chairman and Chief               1999           0          0              0          5,850,050
           Executive Officer                1998     125,000          0        135,114            709,309

         Charles H. Mayer(3)                2000     153,000    200,000              0                  0
           President and Chief              1999      66,667     25,000              0                  0
           Operating Officer                1998           0          0              0                  0

         Robert E. Gillette(4)              2000      80,000          0          5,000            244,771
           Secretary                        1999      72,000          0              0            504,659
                                            1998           0      1,000              0             87,175

         Kurt J. Rechner(4)                 2000     146,731     46,000              0                  0
           Chief Financial                  1999           0          0              0                  0
           Officer/Treasurer                1998           0          0              0                  0

         Jay W. Van Ert(3)                  2000     176,667    300,000              0             83,397
                                            1999     250,000    156,386              0            285,256
                                            1998     183,333          0              0             47,255

         Joseph F. Moran(5)                 2000           0          0              0            183,434
                                            1999           0          0              0          1,016,538
                                            1998           0          0              0          1,023,280

----------

(1) Does not include certain prerequisites and other personal benefits that are standard in the industry and have a total value of less than 10% of the total annual salary, bonus and commissions reported for the named executive officer.

(2) In association with its underwriting activities, Tejas Securities was given warrants to purchase stock as partial consideration. Tejas Securities distributed these warrants to certain members of the group working on these public offerings. None of the executive officers listed received warrants that are currently exercisable for less than the current trading price of the underlying stock. Consequently, no value is included in "commissions" for these warrants.

(3) Mr. Van Ert acted as the President from August 1999 to December 13, 2000. Mr. Mayer became the President on December 14, 2000.

(4) Mr. Gillette acted as the Treasurer from January 2000 to September 20, 2000, at which point Mr. Rechner was appointed Treasurer.

(5) Mr. Moran acted as the Managing Director and Vice Chairman from August 1999 to October 30, 2000.

                           OPTION GRANTS AND EXERCISES

         The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2000 to the named executive officers. No stock appreciation rights were granted during 2000.

                                       INDIVIDUAL GRANTS
                      --------------------------------------------------                             POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                       NUMBER OF                                                                    ANNUAL RATES OF STOCK
                      SECURITIES      % OF TOTAL OPTIONS                                            PRICE APPRECIATION FOR
                      UNDERLYING          GRANTED TO            EXERCISE                                OPTION TERM(3)
                        OPTIONS          EMPLOYEES FOR           PRICE                            --------------------------
        NAME          GRANTED(1)        FISCAL YEAR(2)         ($/SHARE)      EXPIRATION DATE           5%            10%
-------------------  -----------      ------------------       ---------     ------------------   --------------------------
John Gorman             200,000                8.85%              $ 2.20      January 1, 2005         $121,554     $268,624
Jay Van Ert              75,000                3.32%                2.00      January 1, 2005           41,442       91,557
Charles Mayer            75,000                3.32%                2.00      January 1, 2005           41,442       91,557
                        620,625               27.46%                0.40      January 1, 2005           68,587      151,559
Joseph Moran            100,000                4.43%                2.20      January 1, 2005           60,782      134,312
Kurt Rechner             50,000                2.21%                2.00      January 1, 2005           27,628       61,051
Robert Gillette            --                   --                   --               --                  --           --

----------

(1) One-third of the options became exercisable on each of January 1, 2001 and 2002, and the remainder will become exercisable on January 1, 2003, with the exception of 620,625 options issued to Mr. Mayer, which were immediately exercisable.

(2) In 2000, we granted employees options to purchase an aggregate of 2,259,750 shares of common stock, of which 1,515,000 were issued under the 1999 Stock Option Plan.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are based on the assumption that the exercise price was the fair market value of the shares on the date of the grant. There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the 5 year option term will be at the assumed 5% and 10% levels or at any other defined level.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


         The following table provides information concerning unexercised options held as of December 31, 2000, by the named executive officers. No options were exercised during this period.


                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                               OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 2000                DECEMBER 31, 2000(1)
                                      ----------------------------     -------------------------------
                     NAME               EXERCISABLE  UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
              ------------------      -------------  -------------     --------------  ---------------
              John J. Gorman             266,667       333,333            $   --            $ --
              Jay W. Van Ert             216,667       183,333            $   --            $ --
              Joseph F. Moran...          66,667       133,333            $   --            $ --
              Charles H. Mayer           787,292       158,333            $ 605,109         $ --
              Kurt R. Rechner              --           50,000            $   --            $ --
              Robert E. Gillette           --              --             $   --            $ --

----------

(1) The amount set forth represents the difference between the fair market value of the underlying stock on December 31, 2000 and the exercise price of the option. The fair market value was determined by the closing price of $1.375 per share on December 29, 2000.

                  WESTECH CAPITAL CORP. 1999 STOCK OPTION PLAN

         In October, 1999 we adopted a stock option plan (the "1999 Stock Option Plan") to strengthen our ability to attract, motivate, compensate and retain employees, directors, and consultants by providing a means for such persons to acquire a proprietary interest in our company and to participate in our growth through ownership of our common stock. The Stock Option Committee of the board of directors administers the 1999 Stock Option Plan, provided, however, that the board of directors may also take all action to administer the 1999 Stock Option Plan, including granting options.

         SHARES SUBJECT TO THE PLAN

         Under the 1999 Stock Option Plan, we can grant awards consisting of either incentive stock options or nonqualified stock options not to exceed 4,000,000 shares of our common stock. That number will be adjusted automatically if the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of our company or of another corporation, by reason of reorganization, split, combination of shares, or a dividend payable in common stock, equal adjustments to the number of shares subject to each award and to the payment required to obtain such shares will also be made so that the same proportion of shares will be subject to the award and the aggregate consideration to acquire all shares subject to the award will remain as it was prior to the re-capitalization.

         For the year ended December 31, 2000, we granted options under the 1999 Stock Option Plan to acquire 1,515,000 shares of common stock, none of which had been exercised during the year. Of the options granted, 390,000 options were cancelled or forfeited during the year due to employee termination. We had 2,400,000 options outstanding as of December 31, 2000. As of December 31, 1999, we had granted options under the 1999 Stock Option Plan to acquire 1,425,000 shares of common stock, none of which had been exercised or cancelled and all of which remained outstanding as of December 31, 1999. For the year ended December 31, 2000, 150,000 of the options outstanding on December 31, 1999 were cancelled or forfeited due to employee terminations.

         TYPES OF AWARDS

         Options granted under the 1999 Stock Option Plan may be either options that are intended to qualify for treatment as "incentive stock options" under
Section 422 of the Internal Revenue Code or options that are not, which are "nonqualified stock options". The exercise price of incentive stock options must be at least the fair market value of a share of the common stock on the date of grant, and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% or more of the common stock. The aggregate fair market value of common stock (calculated on the date of grant) with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to an optionee owning 10% or more of our common stock).

         ELIGIBILITY

         All of our employees and our subsidiaries' employees, directors and consultants are eligible to receive awards under the 1999 Stock Option Plan, but only employees are eligible to receive incentive stock options. The Stock Option Committee, as administrator of the 1999 Stock Option Plan, determines the persons to whom stock option awards are to be granted; whether an option shall be an incentive stock option or nonqualified stock option or both; the number of shares of our common stock subject to each grant; and the time or times at which stock option awards will be granted and the time or times of the exercise period, which shall not exceed the maximum period described below.

         TERMINATION OF AWARDS

         The 1999 Stock Option Plan limits the time during which a holder of an option can exercise an option to no more than ten years. In addition, an optionee who leaves our company's employment will generally have no more than three months to exercise an option, reduced to no days after employment if employment is terminated for cause, and additional rules apply to cases of death and disability. Upon the occurrence of certain events which constitute a change of control, all granted options shall become exercisable during the period beginning on the date of the occurrence of the change of control and ending sixty days later. The Stock Option Committee may, however, override the 1999 Stock Option Plan's rules, other than the ten year limit. We cannot grant additional options under the 1999 Stock Option Plan after October 15, 2009, the tenth anniversary of its adoption.

         AMENDMENTS TO THE 1999 STOCK OPTION PLAN

         The board of directors may amend or terminate the 1999 Stock Option Plan, as long as no amendment or termination affects options previously granted. However, the plan requires stockholder approval of any amendment that increases the number of shares available under the plan which may be issued as incentive stock options or that modify the requirements as to eligibility to receive incentive stock options under the plan. On October 3, 2000 our stockholders approved the board of directors' recommendation to increase the number of options available under the 1999 Stock Option Plan from 3,000,000 to 4,000,000 shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information with respect to ownership of our common stock at the record date for:

         o each beneficial owner of five percent or more of the common stock;

         o        each director;

         o        each of the named executive officers; and

         o        all directors and officers as a group.

         Except as indicated on the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options exercisable on or before May 30, 2001, are included as shares beneficially owned. For purposes of calculating percent ownership as of May 30, 2001, 12,661,343 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable on or before May 30,2001, these shares are treated as if outstanding for that person but not for any other person.

              NAME AND ADDRESS OF BENEFICIAL                                     PERCENT BENEFICIALLY
              OWNER                                            NUMBER                   OWNED
              ------------------------------                   ------            --------------------
             John J. Gorman (1)(2)                            6,115,269                  47.06%
             Jay W. Van Ert (1)(3)                            1,387,162                  10.75%
             Joseph F. Moran (1)(4)                           2,582,621                  20.24%
             John R. Ohmstede (5)                               789,435                   6.24%
             Charles H. Mayer (1)(6)                            812,292                   6.03%
             Barry A. Williamson (1)(4)                          66,667                       *
             Clark N. Wilson (1)(7)                             625,229                   4.71%
             All  owners of more than five  percent,         12,378,675                  83.32%
             officers  and  directors as a group (10
             total)

----------

         * Less than 1%.

(1) The address for Messrs. Gorman, Van Ert, Moran, Wilson, Williamson and Mayer is 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

(2) Includes 333,333 shares of common stock issuable pursuant to an option granted under the 1999 Stock Option Plan which are exercisable as of May 30, 2001.

(3) Includes 241,667 shares of common stock issuable pursuant to an option granted under the 1999 Stock Option Plan which are exercisable as of May 30, 2001.

(4) Includes 100,000 shares of common stock issuable pursuant to an option granted under the 1999 Stock Option Plan which are exercisable as of May 30, 2001.

(5)      The address for Mr. Ohmstede is 5905 Overlook Drive, Austin, Texas
         78731.

(6) Includes 191,667 shares of common stock issuable pursuant to an option granted under the 1999 Stock Option Plan which are exercisable as of May 30, 2001. Includes 620,625 shares of common stock issuable pursuant to an option granted outside the 1999 Stock Option Plan which is immediately exercisable.

(7) Includes 66,667 shares of common stock issuable pursuant to an option granted under the 1999 Stock Option Plan which are exercisable as of May 30, 2001. Includes 558,562 shares of common stock issuable pursuant to an option granted outside the 1999 Stock Option Plan which is immediately exercisable.

         On May 18, 2001, we withdrew our Form S-4 filing with the Securities and Exchange Commission because we no longer wanted to effectuate a registered exchange of our common stock for Tejas Securities, Inc. common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         SALE LEASEBACK

         In September 1997, we entered into a sale-leaseback transaction with Sandy Hook Management, a company owned by Charles H. Mayer, a member of the board of directors. Sandy Hook Management purchased the assets for $204,268. We purchased the assets from June 1995 through September 1997 for a total cost of $272,072. The book value of the assets as of the date of the transaction was determined in accordance with generally accepted accounting principles, including depreciation calculated by the straight-line method. The previous Chief Financial Officer of Tejas Securities made the determination of the book value. Under the terms of this transaction, we agreed to lease the furniture and fixtures commencing in October 1998 through September 2000. We made monthly lease payments of $6,373 to Sandy Hook Management. On September 1, 2000, we purchased the furniture and fixtures for $19,119.

         NOTES PAYABLE

         We issued short-term demand notes in November 2000 in exchange for $500,000 from John Gorman, our chairman and chief executive officer, and $250,000 from Charles Mayer, our president and chief operating officer. These loans were secured to facilitate short-term working needs and to satisfy certain regulatory requirements of Tejas Securities. The demand loans accrued at a fixed rate of 9.5%, with interest due at maturity, and were unsecured. Effective February 7, 2001, we restructured the short-term demand notes to John Gorman and Charles Mayer into term notes bearing 9% interest, with new maturity dates of March 7, 2002.

         SUBORDINATED DEBT

         We issued subordinated debt in September 1998 in exchange for $500,000 from Clark N. Wilson, a current member of the board of directors. The subordinated debt was a short-term loan used to increase equity capital required for underwriting activities. In November 1998, the repayment terms of the loan were extended so that the loan became due and payable in November 2001. The loan accrues interest at 11.5% per annum and is considered equity capital for NASD purposes. As a condition of the loan agreement, Tejas Securities issued warrants to Mr. Wilson to purchase 112,500 shares of Tejas Securities common stock.

         We completed a second issuance of subordinated debt in June 1999 in exchange for $500,000 from Mr. Wilson. The proceeds from the loan were used to finance Tejas Securities' expansion activities, as well as contribute to operating activities. The loan accrues interest at 11.5% per annum and is also considered equity capital for NASD purposes. As a condition of the loan agreement, Tejas Securities issued additional warrants to purchase 112,500 shares of Tejas Securities common stock.

         The warrants associated with the September 1998 and June 1999 subordinated debt were cancelled in 1999 in an agreement with Mr. Wilson. On January 1, 2000, we issued options to purchase 558,562 shares of our common stock to replace the warrants. The purchase price of the shares is $1.07 per share and the options expire four years from the date of the grant.

         On February 27, 2001, we restructured the $1,000,000 of subordinated debt with Mr. Wilson. Mr. Wilson granted us an option to extend the maturity of the subordinated debt at our discretion for a period of at least one year, but not to exceed three years. In consideration for this option, we paid $20,000 to Mr. Wilson.

         TSG INTERNET FUND I, LTD.

         In April 1999, John J. Gorman, Jay W. Van Ert, Joseph F. Moran and Clark N. Wilson, along with three other owners of less than 5% of our stock established TSG Capital, LLC, a Texas limited liability company, for the purpose of acting as general partner of TSG Internet Fund I, LTD., a Texas limited partnership. In addition to the investment in TSG Capital, Messrs. Gorman, Van Ert, Moran and Wilson invested as limited partners in TSG Internet Fund. Their contributions were as follows: Mr. Gorman $200,000; Mr. Van Ert $120,520; Mr. Moran $200,000; and Mr. Wilson $100,000. John Ohmstede, a beneficial owner of more than 5% of our stock also invested $200,000 in TSG Internet Fund as a limited partner through a trust. The total capital contribution by TSG Capital was less than $50,000.

         TSG Capital acted as the general partner of TSG Internet Fund and had no other operations. The managers and principal executive officers include Jay
W. Van Ert and A. Reed Durant who are our employees. TSG Capital received a management fee equal to .375% of the average monthly net asset value of the fund after the end of each fiscal quarter. In addition, TSG Capital received a performance fee equal to 20% of the annual net profits of TSG Internet Fund after the end of each fiscal year. These fees were in turn paid to us through a portfolio management assistance agreement in exchange for providing services to TSG Capital for investment management, compliance and accounting and reporting. In 1999, we purchased TSG Capital for $50,000 through the conversion of liabilities owed to us by TSG Capital. TSG Capital distributed the equity interests of the former owners of TSG Capital totaling $50,000. In addition, we received a capital contribution from the former owners of TSG Capital in the amount of $116,161 in conjunction with the purchase.

         TSG Capital's ownership interest in the TSG Internet Fund was approximately 15% of the total equity. We recognized approximately $734,000 of income during 1999 from the TSG Internet Fund consisting of management fees of $34,066 and a performance fee of $700,088. We converted the performance fee to an additional equity ownership in the fund as of December 31, 1999. As of June 30, 2000, we recognized approximately $61,000 of income from the TSG Internet Fund in the form of management fees.

         TSG Internet Fund engaged us to solicit subscriptions for the initial $2,500,000 private placement of limited partnership interests in the fund. In exchange for acting as the placement agent, we received a placement agent fee equal to 5% of the total initial capital contributions to the fund. The total placement agent fee equaled $136,025 and was paid in May 1999. As of March 31, 2000, TSG Internet Fund engaged us to solicit additional private placement subscriptions which totaled $4,605,000. In exchange for acting as the placement agent, we received placement agent fees equal to 5% of the additional capital contributions to the fund. The total placement agent fee for the year ended December 31, 2000 was $230,250.

         On December 1, 2000, TSG Capital elected to dissolve and liquidate TSG Internet Fund effective December 15, 2000. As a result of the dissolution, TSG Internet Fund had a deficit in partners' capital of $15,183, as of December 31, 2000, which will be funded by us.

         OFFICER AND DIRECTOR RECEIVABLES

         During 1999, Tejas Securities received a $200,000 note from Charles H. Mayer in conjunction with his employment agreement. The note bears no interest and was due on demand if Mr. Mayer resigned as our employee prior to December 31, 2001. In October 2000, the note was transferred to us at no cost. In January 2001, Mr. Mayer's employment agreement was modified to allow us to forgive the $200,000 note in equal installments of

$50,000 per year for the years 2001, 2002, 2003, and 2004. Additionally, Mr. Mayer forfeited his guaranteed bonuses of $200,000 for the years 2000 and 2001.

         We make cash advances to certain employees from time to time, which are typically secured and repaid from commissions. During 2000, we forgave $5,000 in advances from Robert Gillette.

         SALE OF STOCK TO EMPLOYEES

         In April 1999, we issued 2,499,315 of our common stock with a value of $704,833 to employees and management of our company. Of the shares issued, 248,250 shares were issued to a director and executive officer of our company. An additional 50,000 shares of Tejas Common Stock were issued to executive officers of our company, however these shares have not yet been converted to shares of our common stock. The transaction was recorded as a stock subscription receivable, and was collected in full by August 1999. The following reflects the April 1999 issuance of common stock to our director or executive officers of our company:

                                                      COMPANY SHARES
        DIRECTOR/EXECUTIVE        SHARES                 CONVERTED
              OFFICER           SUBSCRIBED           IN REVERSE MERGER     SUBSCRIPTION PRICE
       -------------------      ----------           -----------------     ------------------
       John J. Gorman            100,000                248,250               $70,000
       A. Reed Durant             25,000                     --                17,500
       Robert E. Gillette         40,000                     --                28,000
       John F. Garber             25,000                     --                17,500

         CONSULTING AGREEMENT

         On November 1, 1999, we entered into a consulting agreement with Barry
A. Williamson. The agreement calls for Mr. Williamson to provide us consulting services on a month to month basis at the rate of $12,500 per month. On June 30, 2000, the consulting agreement was amended to a rate of $6,250 per month. The agreement was terminated by mutual consent effective February 28, 2001.

         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2000 were timely made.

                           REINCORPORATION IN DELAWARE

         On April 30, 2001, we reincorporated in Delaware. Pursuant to an Agreement and Plan of Merger dated April 30, 2001, our existing New York corporation merged into a newly formed Delaware corporation with the newly formed Delaware corporation being the surviving corporation. The address and phone number of our principal executive office remained the same. Each outstanding share of our common stock was automatically converted into one share of the Delaware corporation's common stock upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of common stock of the New York corporation continue to represent an equal number of shares of common stock of the Delaware corporation. Options to purchase shares of the New York corporation's common stock were automatically converted into options to acquire an equal number of shares of the Delaware corporation's common stock. The reincorporation did not result in any change in our physical location, business, management, assets, liabilities, net worth or employee benefit plans. Our directors and officers immediately prior to the merger are also the directors and officers of the surviving corporation following the merger

  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION.

         The discussion of United States federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to our stockholders. Our stockholders are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

         The following discussion sets forth the principal United States federal income tax consequences of the reincorporation to our stockholders. The following disclosure addresses only the United States federal income tax consequences to our stockholders who hold their shares as a capital asset. The following disclosure does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based upon the Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our stockholders under state, local and foreign laws. We have neither requested nor received a tax opinion from legal counsel with respect to any of the matters discussed herein. No rulings have been or will be requested from the IRS with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

         Our stockholders who received Delaware corporation shares upon the automatic conversion of their New York corporation common stock into Delaware corporation common stock pursuant to the reincorporation will not recognize gain or loss for United States federal income tax purposes. Each of our stockholder's aggregate tax basis in the Delaware corporation shares received will equal his, her or its aggregate tax basis in the New York corporation shares automatically converted pursuant to the reincorporation. The holding period of the Delaware corporation shares will include the holding period of the New York corporation shares automatically converted pursuant to the reincorporation.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                    TO EFFECT TEN-FOR-ONE REVERSE STOCK SPLIT
                                (PROPOSAL NO. 2)


         GENERAL

         Our board of directors has declared advisable, authorized and approved, and recommends to stockholders that they consider and approve, an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split of our common stock as soon as practicable. The text of Article III of our Certificate of Incorporation, as amended to include the amendment, is attached as Annex II.

         REQUIRED VOTE

         The affirmative vote of a majority of the shares entitled to vote is required to approve the amendment of our Certificate of Incorporation to effect a ten-for-one reverse stock split.

         If there are not sufficient votes to approve the proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the board of directors. However, no proxy voted against the proposal will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the proposal.

         The board of directors recommends that you vote FOR the approval of an amendment to our Certificate of Incorporation to effect a ten-for-one reverse stock split.

         BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT

         The board of directors believes the reverse stock split is desirable for several reasons. It is intended to increase the acceptance of our common stock by the financial community and the investing public and, accordingly, could enhance stockholder value.

         On May 22, 2001, the closing sale stock price of a share of our common stock listed on the Over-the-Counter Bulletin Board was [XX]. Many investors look upon low-priced stocks, such as those listed on the Over-the-Counter Bulletin Board, as unduly speculative in nature and, as a matter of policy, avoid investments in such stocks. These investors may believe that low stock prices reflect companies that are of low quality or poor performance. Accordingly, the board of directors believes that the per share price of our common stock reduces the marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stocks to their clients.

         The reverse stock split will decrease the number of shares outstanding and presumably increase the per-share market price for our new common stock. Although our common stock is currently quoted on the Over-the-Counter Bulletin Board, an increase in the per share market price may allow us to meet the listing criteria to allow our new common stock to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange. There is no assurance, however, that any such listing will or can be effected.

         Although there can be no assurance that the price of our new common stock after the reverse stock split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposal is intended to result in a price level for our new common stock that will broaden investor interest and provide a market that will reflect more closely our underlying value.

         There can be no assurance that any or all of these results will occur, including, without limitation, that the market price per share of our new common stock after the reverse stock split will be ten times that of the market price per share of our currently outstanding common stock or that the new price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for our new common stock after the reverse stock split will reflect more closely our underlying value.

         If the reclassification amendment is approved by the stockholders and our Certificate of Incorporation is amended, each ten shares of our common stock, par value $.001 per share, issued and outstanding immediately prior to the effective time of the reclassification amendment, will be reclassified and converted into one share of our common stock par value $.001 per share.

         EFFECTS OF THE REVERSE STOCK SPLIT

         The principal effect of the reverse stock split will be to decrease the number of outstanding shares from 12,661,343 to approximately 1,266,134 based on outstanding share information as of May 22, 2001. The reverse stock split would not affect the proportionate equity interest in our company of any holder of common stock, except as may result from the provisions for the elimination of fractional shares. The reverse stock split will not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended. We expect to have approximately the same number of record holders after giving effect to the reverse stock split as before the reverse stock split. The relative rights and preferences of our new common stock after the reverse stock split will be identical to the relative rights and preferences of our currently issued and outstanding common stock.

         In order to avoid the expense and inconvenience of issuing and transferring fractional shares of common stock to stockholders who currently hold common stock and would otherwise be entitled to receive fractional shares of common stock following the reverse stock split, we will cause cash to be paid to such fractional stockholders in lieu of fractional shares of common stock. See "Procedure for Reverse Stock Split."

         If approved and implemented, the proposal is likely to leave some stockholders with "odd lots" of our new common stock (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in even multiples of 100.

         Our outstanding stock options will be adjusted so that each would thereafter evidence the right to purchase one-tenth of the number of shares of common stock previously covered thereby, and the exercise price per share would be ten times the previous exercise price.

         The following table illustrates the principal effects of the reverse stock split, based on share information as of May 22, 2001, discussed in the preceding paragraphs:

NUMBER OF SHARES OF COMMON STOCK               PRIOR TO REVERSE STOCK SPLIT     UPON REVERSE STOCK SPLIT
--------------------------------               ----------------------------     ------------------------
Authorized                                               50,000,000                    50,000,000
Issued and outstanding  reserved for issuance            17,840,530                     1,784,053
under outstanding options
Available  for  future  issuance  or  sale by            32,159,470                    48,215,947
action of the board of directors

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

         The discussion of United States federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to our stockholders. Our stockholders are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the reverse stock split, including the applicability and effect of federal, state, local, foreign and other tax laws.

         The following discussion sets forth the principal United States federal income tax consequences of the reverse stock split to our stockholders. The following disclosure addresses only the United States federal income tax consequences to our stockholders who hold our shares as a capital asset. The following disclosure does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based upon the Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our stockholders under state, local and foreign laws. We have neither requested nor received a tax opinion from legal counsel with respect to any of the matters discussed herein. No rulings have been or will be requested from the IRS with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

         Our stockholders will not recognize income, gain or loss for United States federal income tax purposes as a result of the reverse stock split, except with respect to cash, if any, they receive in lieu of fractional shares of our company. Each such stockholder's aggregate tax basis in our shares after the reverse stock split will equal his, her or its aggregate tax basis in our shares before the reverse stock split, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of our shares after the reverse stock split will include the holding period of our shares before the reverse stock split. Our stockholders who receive cash in lieu of fractional shares of our company generally will be treated as if the fractional shares of our company had been distributed to them as part of the reverse stock split and then redeemed by us in the reverse stock split for the cash actually distributed in lieu of the fractional shares, with such redemption treated as a distribution for purposes of Section 302 of the Code.

         PROCEDURE FOR THE REVERSE STOCK SPLIT

         If the proposal to implement the reverse stock split is adopted, stockholders, stockholders of record as of the effective date of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by our transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

         As soon as practicable after the effective time of the reverse stock split, our transfer agent will send a letter of transmittal to each stockholder who holds physical stock certificates advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing ownership of our new common stock. No certificate representing fractional shares shall be issued. In lieu thereof, the aggregate of all fractional shares otherwise issuable shall be issued to our transfer agent, as agent for the accounts of all holders of record of common stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse stock split. Sales of fractional interests will be effected by our transfer agent as soon as practicable on the basis of prevailing market prices of our new common stock on the Over-the-Counter Bulletin Board at the time of the sale. After the effective time of the reverse stock split, our transfer agent will pay to such stockholder their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by stockholders in connection with the sale of fractional interests, all of the costs will be borne by us.

         Any stockholders whose certificates for current issued and outstanding common stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of our new common stock into which such shares will have been converted upon compliance with such requirements as our company and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

         ABANDONMENT OF THE REVERSE STOCK SPLIT

         The board of directors will have the right to abandon the reverse stock split before the effective time of the reverse stock split, even after stockholder approval, if for any reason the board of directors determines that it is not advisable to proceed with the reverse stock split.

         NO DISSENTERS RIGHTS

         Stockholders have no appraisal rights under Delaware law or under our Certificate of Incorporation or By-laws in connection with the reverse stock split.

                        SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

         The board of directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at our 2001 annual meeting. KPMG LLP has been the independent auditor for our primary operating subsidiary, Tejas Securities since its inception in 1994. Effective with reverse merger between Tejas Securities and us on August 27, 1999, KPMG LLP replaced Scott & Guilfoyle as the independent accountants engaged to audit our consolidated financial statements.

         Scott & Guilfoyle's report on our financial statements for 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants from Scott & Guilfoyle to KPMG LLP was approved by the board of directors and ratified by our stockholders at our 2000 annual meeting. During the two most recent fiscal years prior to and through the date of their replacement, there were no disagreements between Scott & Guilfoyle and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scott & Guilfoyle, would have caused it to make reference to the subject matter of the disagreement in connection with their report.

         Although KPMG LLP was previously the auditors for Tejas Securities, we did not consult KPMG LLP regarding any application of accounting principles or the type of audit opinion that might be rendered on our financial statements or on any other matters that are subject to a disagreement or reportable event for the two most recent fiscal years or any subsequent interim period prior to engaging KPMG LLP as our independent auditors.

         We expect a representative of KPMG LLP to attend the meeting, respond to appropriate questions and be given an opportunity to make a statement if they desire to do so. Scott & Guilfoyle will not attend the meeting and will not be available to answer questions.

         The board of directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2001.

         The following table lists the fees charged by KPMG LLP for audit services including, without limitation, preparation of our audited consolidated financial statements for the fiscal year ended December 31, 2000 and review of consolidated financial statements to be included in our quarterly reports on Form 10-Q, financial information system design and implementation services, and all other non-audit services:

         Audit Fees                                                                     $ 61,959

         Financial Information System Design and Implementation Fees:                      -0-

         All Other Fees (consisting of $55,985 for tax services and $92,041             $148,026
         for various SEC filings)

         Total:                                                                         $209,985
                                                                                        ========

         Our audit committee has considered whether the provision by KPMG LLP of all other services are compatible with maintaining KPMG LLP's independence.

        STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2002 ANNUAL MEETING

         From time to time, stockholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 2002 annual meeting no later than, December 31, 2001, for possible inclusion in the proxy statement, or prior to March 31, 2002 for possible consideration at the meeting, which is expected to take place on June 14, 2002.

                                 OTHER BUSINESS

         The board of directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment. All other business voted on at the meeting will be decided by the vote of a majority of the shares present in person or by proxy at the meeting, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

                                  ANNUAL REPORT

           Our 2000 Annual Report to Stockholders containing audited consolidated financial statements for fiscal year 2000 has been mailed along with this proxy statement to all stockholders of record as of the close of business on May 22, 2001. Any stockholder that has not received a copy of such annual report may obtain a copy by writing to us at 2700 Via Fortuna, Suite 400, Austin, Texas 78746.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

         Only one copy of the 2000 Annual Report to Stockholders and this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of our stockholders. We must receive a written request at our corporate offices at 2700 Via Fortuna, Suite 400, Austin, Texas 78746 from a stockholder at a shared address with another stockholder to receive an additional copy of our 2000 Annual Report and this proxy statement. In addition, we must also receive a written request at our corporate offices at 2700 Via Fortuna, Suite 400 Austin, Texas 78746 from stockholders at a shared address who are receiving multiple copies of our 2000 Annual Report and this proxy statement to receive a single copy of our 2000 Annual

Report and this proxy statement. These aforementioned requests can also be made orally by calling our corporate offices at (512) 306-8222.

                              WESTECH CAPITAL CORP.

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS


         The Board of Directors of Westech Capital Corp. (the "Company") hereby establishes the Audit Committee (the "Committee") with authority, responsibility, and specific powers as described below (the "Charter"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors.

COMPOSITION

         The Committee shall be appointed by the Board of Directors and shall have two (2) members (the "Committee Members"). Each Committee Member shall be independent of management and the Company. Committee Members shall be considered independent if they meet the independence and experience requirements of the National Association of Securities Dealers, Inc. All Committee Members must be able to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. One of the Committee Members shall be appointed chairman of the Committee by the Board of Directors (the "Chairman of the Committee").

STATEMENT OF POLICY

         The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financials controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

AUTHORITY

         The Committee shall make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and results of each audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder.

MEETINGS

         The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, or by any member of the Committee by request to the Chairman of the Committee. A majority of the Committee Members shall constitute a quorum at any meeting.

ATTENDANCE

         As necessary or desirable, the Chairman of the Committee may request that members of management, independent consultants, and representatives of the independent auditors be present at meetings of the Committee.

MINUTES

         The Committee shall keep regular minutes of each meeting and send a copy of the minutes to Committee Members and to the members of the Board of Directors who are not Committee Members.

RESPONSIBILITIES AND POWERS

         In exercising its authority hereunder, the Committee shall be empowered in accordance with its judgment to:

         1. Make its independent perspective available to management for consultation in the resolution of financial statement issues and for discussion of significant judgment matters.

         2. Review and recommend to the Board of Directors the selection and retention of independent auditors and reviewing and approving the compensation of the independent auditors.

         3. Communicate to the independent auditors that their ultimate accountability is to the Board of Directors and the Committee.

         4. Take all steps necessary to ensure that the independent auditors provide annually to the Committee a formal written statement delineating all relationships between the Company and the independent auditors, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditors with respect to the disclosed relationships or services that impact the objectivity and independence of the independent auditors; and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

         5. Inform the independent auditors and management that the independent auditors and the Committee may communicate with each other at all times, and that the Chairman of the Committee may call a meeting whenever such person deems it necessary.

         6. Instruct the independent auditors that the Committee expects to be advised if there are any areas that require its special attention.

         7. Review with management and the independent auditors the Company's general policies and procedures to assure itself of the adequacy and effectiveness of internal accounting and financial reporting controls.

         8. Make, or cause to be made, all necessary inquires of management and the independent auditors concerning established standards of corporate conduct and performance, and deviations therefrom.

         9. Review, prior to the annual audit, the scope and general extent of the independent auditors' audit examination. The auditor's fees are to be agreed to by management and annually summarized for Committee review.

         10. Review with management and the independent auditors, upon completion of their audit, the financial results for the year prior to their release to the public. This review is to encompass without limitation:

                  o Significant transactions that are not a normal part of the Company's operations;

                  o changes, if any, during the year in the Company's accounting principles or their application; and

                  o significant adjustments proposed by the independent auditors.

         11. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information.

         12. Evaluate the responsiveness of the independent auditors to the Company's needs.

         13. Inquire of the independent auditors whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

         14. Discuss with the independent auditors the quality of the Company's financial and accounting personnel, and any relevant recommendations which the independent auditors may have (including those in their "letter of comments and recommendations"). Topics to be considered during this discussion include without limitation, improving internal financial controls, the review of accounting policies, management reporting systems, and the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, relating to the conduct of the year-end audit.

         15. Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

         16. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations.

         17. Report to the Board of Directors and to the shareholders whether, based on such reviews and discussions, the Committee recommends to the Board of Directors that the most recent year's audited financial statements be included in the Company's Annual Report on Form 10-K.

         18. Prepare an annual report of the Committee as required by SEC rules to be included in the Company's annual proxy statement.

         19. Review written responses of management to the "letter of comments and recommendations" from the independent auditors.

         20. Review the Company's policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

         21. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the duties outlined above.

         22. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

         23. Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

                                    ANNEX II

                               ARTICLE III OF THE
                         CERTIFICATE OF INCORPORATION OF
                           THE COMPANY, AS AMENDED FOR
                             THE REVERSE STOCK SPLIT

                                   ARTICLE III
                                     SHARES

         The total number of shares of stock which the Corporation is authorized to issue is Fifty Million (50,000,000) comprised of Fifty Million (50,000,000) shares of Common Stock, $.001 par value per share.

         Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each ten (10) shares of Common Stock, par value $.001 per share, of the Corporation ("Old Common Stock") issued immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.001 per share, of the corporation ("New Common Stock").

         Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the transfer agent for the Corporation's Common Stock as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the Over-the-Counter Bulletin Board (or on such other securities exchange or market on which the Corporation's Common Stock shall then be traded) at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

         Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as pay cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

                              WESTECH CAPITAL CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         By my signature below, I revoke all previous proxies and appoint Charles H. Mayer and John J. Gorman, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Westech Capital Corp. that I held of record on May 22, 2001 at the Annual Meeting of Shareholders to be held at 4 p.m. on June 19, 2001, at the corporate offices of Westech Capital Corp., located at 2700 Via Fortuna, Suite 4000, Austin, Texas, or any adjournments thereof.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

PROPOSALS:
                                                                               FOR                   WITHHOLD
                                                                       all nominees listed          authority
                                                                        (except as marked        to vote for all
                                                                     to the contrary below)          nominees

1.      To elect the four nominees specified below as directors:               [ ]                      [ ]

              a.    John J. Gorman
              b.    Charles H. Mayer
              c.    Barry A. Williamson
              d.    Clark N. Wilson

        (Instruction: To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the line below.)

-----------------------------------------------------------------------------------------------------------

                                                                                FOR           AGAINST          ABSTAIN

2.      To adopt an Amendment to the Westech Capital Corp. Certificate of
        Incorporation to effect a ten-for-one reverse stock split               [ ]             [ ]              [ ]

3.      To ratify the appointment of KPMG LLP as auditors.                      [ ]             [ ]              [ ]

4.      Authority for the Proxies to vote upon any other business that may
        properly come before the meeting or any adjournment.                    [ ]             [ ]              [ ]

If you execute and return this Proxy it will be voted in the manner you have indicated above. IF YOU EXECUTE AND RETURN THIS PROXY WITHOUT INDICATING ANY
VOTING PREFERENCE, THIS PROXY WILL BE VOTED FOR ALL FOUR OF THE PROPOSALS. IF
YOU EXECUTE THIS PROXY IN A MANNER THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR
THE ELECTION OF ANY NOMINEES, AUTHORITY TO VOTE FOR THE NOMINEES WILL BE DEEMED
GRANTED. The Proxy tabulator can not vote your shares unless you sign and return this card.

COMMENTS:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                            SIGNATURE(S)                                        DATE
                                                        ---------------------------------------      --------------
                                            SIGNATURE(S)                                        DATE
                                                        ---------------------------------------      --------------

NOTE: Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such.